Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK ANNOUNCES THIRD QUARTER RESULTS

DALLAS, Texas, (November 14, 2023) - Hallmark Financial Services, Inc. (“Hallmark”) (NASDAQ: HALL) today filed its Form 10-Q and announced financial results for the third quarter and nine months ended September 30, 2023.

	Third Quarter		Year-to-Date
	2023	2022	2023	2022
$in millions:
Net loss from continuing operations	$(16.7)	$(29.2)	$(73.7)	$(104.9)
Net (loss) income from discontinued operations	$(4.8)	$1.1	$1.1	$4.2
Net loss	$(21.5)	$(28.1)	$(72.6)	$(100.7)
Operating loss from continuing operations(1)	$(11.7)	$(20.6)	$(29.1)	$(69.2)

$ per diluted share (2):
Net loss from continuing operations	$(9.16)	$(16.08)	$(40.53)	$(57.72)
Net (loss) income from discontinued operations	$(2.67)	$0.60	$0.62	$2.28
Net loss	$(11.83)	$(15.48)	$(39.91)	$(55.44)
Operating loss from continuing operations (1)	$(6.43)	$(11.30)	$(16.00)	$(38.09)
(1)	See “Non-GAAP Financial Measures” below
(2)	Per share amounts have been restated to reflect one-for-ten reverse stock split

•

Net loss from continuing operations in the third quarter of 2023 of $16.7 million, or $9.16 per share, includes $13.6 million, (including $2.3 million of reinstatement premiums), or $7.46 per share of current accident year CAT related activity primarily related to the Maui wildfire event as compared to a net loss of $29.2 million, or $16.08 per share for the comparable period in 2022.  Year-to-date net loss from continuing operations of $73.7 million, or $40.53 per share for 2023, includes $29.24 per share related to the DARAG(a) write-off of $36.8 million to bad debt expense on the final definitive award declared on June 2, 2023 and $16.3 million, (including $2.3 of reinstatement premiums), of current accident year CAT related activity primarily related to the Maui wildfire event as compared to a net loss of $104.9 million, or $57.72 per share, for the comparable period in 2022.

•

Net loss from discontinued operations of $4.8 million, or $2.67 per share, in the third quarter of 2023 as compared to a net income from discontinued operations of $1.1 million, or $0.60 per share, for the comparable period in 2022. Year-to-date net income from discontinued operations of $1.1 million, or $0.62 per share, for 2023 as compared to net income of $4.2 million, or $2.28 per share, for the comparable period in 2022.

•

Net loss of $21.5 million, or $11.83 per share, in the third quarter of 2023 includes $13.6 million, (including $2.3 million of reinstatement premiums), or $7.46 per share of current accident year CAT related activity primarily related to the Maui wildfire event, compared to a net loss of $28.1 million, or $15.48 per share, for the comparable period in 2022. Year-to-date net loss of $72.6 million, or $39.91 per share for 2023, includes $29.24 per share related to the DARAG(a) write-off of $36.8 million to bad debt expense on the final definitive award declared on June 2, 2023 and $16.3 million, (including $2.3 of reinstatement premiums), of current accident year CAT related activity primarily related to the Maui wildfire event, as compared to a net loss of $100.7 million, or $55.44 per share, for the comparable period in 2022. See Non-GAAP Financial Measures below.

•

Net combined ratio of 150.1% for the three months ended September 30, 2023, compared to 177.1% for the same periods the prior year. Year-to-date net combined ratio for 2023 of 173.8% as compared to 184.1% for the comparable period in 2022.

•

Underlying combined ratio (excluding net prior year development, catastrophe losses and write-off of DARAG(a) receivable) of 103.6% for the three months ended September 30, 2023, compared to 115.5% for the same period the prior year.  Year-to-date underlying combined ratio for 2023 of 111.1% as compared to 114.0% for the comparable period in 2022. See Non-GAAP Financial Measures below.

•

We have taken the following actions to address the profitability and the overall volatility of the property results in our Commercial Accounts business unit within our Commercial Lines Segment. Our Commercial Accounts business unit continues to achieve rate increase including during the third quarter of 2023, a 6.2% property rate and 4.2% casualty rate increases. Additionally, effective February 1, 2023, our Commercial Accounts business filed an overall countrywide rate change of 24.4% in our property line of business.  Furthermore, our Commercial Accounts business unit is exiting certain unprofitable property classes and shifting marketing tactics in weather-prone states to industries and classes that are more casualty premium-driven accounts.

•

Targeted rate increases have been ongoing since 2022 in our Personal Lines Segment which included an aggregate countrywide net increase of 40% and continued into 2023 including the third quarter of 2023 which experienced personal auto rate increases in 8 states aggregating a countrywide net increase of approximately 7%.

•

Net investment income was $4.2 million during the three months ended September 30, 2023, as compared to $3.7 million during the same period in 2022. Year-to-date net investment income for 2023 of $12.6 million as compared to $8.7 million for the comparable period in 2022.

•

As of September 30, 2023, the Company has $75.7 million in cash and cash equivalents.  Our debt securities were $267.7 million as of September 30, 2023 as compared to $426.6 million as of December 31, 2022. Furthermore, 94% of debt securities have maturities of five years or less and overall our debt securities portfolio has an average modified duration of 1.2 years.

•	The Company maintained a full valuation allowance of $46.4 million against its deferred tax assets.

•

On May 5, 2023, the Company entered into an agreement with an A.M. Best rated “A” insurance company to continue to write new business in circumstances that require an A.M. Best financial strength rating.

•

At the 2023 Annual Meeting of Stockholders, reconvened on October 5, 2023, all matters submitted to stockholders were approved, including the Tax Asset Protection Amendment restricting ownership of 4.99% or more of Company Securities without prior approval, and The Capital Authorization Amendment authorizing the creation of 200,000,000 shares of Class A Common Stock and 10,000,000 shares of preferred stock, with rights and preferences to be determined by the Company’s Board of Directors from time to time.

a)

As previously disclosed in Hallmark’s public filings, certain of Hallmark’s subsidiaries were parties to an arbitration proceeding relating to a Loss Portfolio Transfer Reinsurance Contract with DARAG Bermuda Ltd. and DARAG Insurance Limited. On May 4, 2023, the arbitration panel rendered an interim final award, which resulted in a write-off of $32.9 million recognized during the first quarter of 2023, subject to final determination of certain amounts under settlement which may increase or decrease our total write-off. As of March 31, 2023, our consolidated balance sheet included $3.9 million of account receivable from DARAG related to cost incurred in which we contended we have right of reimbursement. On June 2, 2023, the final definitive binding award was declared by the arbitration panel which resulted in an additional write-off to Hallmark of $3.9 million, or $3.1 million if tax effected, during the second quarter of 2023. This additional write-off results in a total write-off of $36.8 million, or $29.1 million if tax effected, included in our year-to-date net loss.

Third Quarter and Year-to-Date 2023 Financial Measures

	Third Quarter		Year-to-Date
	2023	2022	2023	2022
($in thousands)
Gross premiums written	$54,293	$52,520	$165,976	$167,857
Net premiums written	$43,738	$36,618	$129,994	$115,325
Net premiums earned	$36,779	$36,380	$108,906	$112,732
Investment income, net of expenses	$4,212	$3,721	$12,573	$8,700
Investment gains (losses), net	$144	$(2,821)	$(248)	$(6,764)
Net (loss) from continuing operations	$(16,661)	$(29,253)	$(73,692)	$(104,943)
Net (loss) income from discontinued operations	$(4,847)	$1,100	$1,133	$4,154
Net (loss) income	$(21,508)	$(28,153)	$(72,559)	$(100,789)
Operating (loss) income from continuing operations (2)	$(11,805)	$(20,553)	$(29,194)	$(69,240)
Net (loss) income per share from continuing operations basic & diluted (1)	$(9.16)	$(16.08)	$(40.53)	$(57.72)
Net (loss) income per share from discontinued operations - basic & diluted	$(2.67)	$0.60	$0.62	$2.28
Net loss per share - basic & diluted	$(11.83)	$(15.48)	$(39.91)	$(55.44)
Operating (loss) per share from continuing operations - basic & diluted (2)	$(6.49)	$(11.30)	$(16.06)	$(38.09)
Book value per share	$(4.27)	$36.18	$(4.27)	$36.18
(1)	Per share amounts have been restated for a reverse stock split
(2)	See “Non-GAAP Financial Measures” below

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”).  However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes.  However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements.  In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating income and operating income per share are calculated by excluding net investment gains and losses and asset impairments or valuation allowances from GAAP net income from continuing operations.   Asset impairments and valuation allowances are unusual and infrequent charges for the Company.  Management believes that operating income and operating income per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations.  Net income from continuing operations and net income per share from continuing operations are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share.  A reconciliation of operating income and operating income per share to the most comparable GAAP financial measures is presented below.

	Income (Loss)			Weighted
	from Continuing Operations	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
Third Quarter 2023
Reported GAAP measures	$(16,205)	$456	$(16,661)	1,818	$(9.16)
Excluded deferred tax valuation allowance	$-	$(4,970)	$4,970	1,818	$2.73
Operating loss	$(16,205)	$(4,514)	$(11,691)	1,818	$(6.43)

Third Quarter 2022
Reported GAAP measures	$(30,260)	$(1,007)	$(29,253)	1,819	$(16.08)
Excluded tax valuation allowance	$-	$(6,471)	$6,471	1,819	$3.56
Excluded investment (gains)/losses	$2,821	$592	$2,229	1,819	$1.23
Operating loss	$(27,439)	$(6,886)	$(20,553)	1,819	$(11.30)

Year-to-Date 2023
Reported GAAP measures	$(73,903)	$(211)	$(73,692)	1,818	$(40.53)
Excluded deferred tax valuation allowance	$-	$(15,209)	$15,209	1,818	$8.37
Excluded write-off receivable from reinsurer	$36,826	$7,733	$29,093	1,818	$16.00
Excluded investment (gains)/losses	$392	$82	$310	1,818	$0.17
Operating loss	$(36,685)	$(7,605)	$(29,080)	1,818	$(16.00)

Year-to-Date 2022
Reported GAAP measures	$(99,701)	$5,242	$(104,943)	1,818	$(57.72)
Excluded tax valuation allowance	$-	$(30,359)	$30,359	1,818	$16.70
Excluded investment (gains)/losses	$6,764	$1,420	$5,344	1,818	$2.94
Operating income	$(92,937)	$(23,697)	$(69,240)	1,818	$(38.09)

Underlying combined ratio is calculated by excluding the impact of net favorable or unfavorable prior year loss development and catastrophe losses from the calculation of the net combined ratio.  Management believes that the underlying combined ratio provides useful information to investors about the current performance of the Company's insurance operations absent historical developments and uncontrollable events.  Combined ratio is the GAAP measure most comparable to underlying combined ratio.  A reconciliation of the underlying combined ratio to the combined ratio is presented below.

	3rdQ 2023	3rdQ 2022	YTD 2023	YTD 2022
Net combined ratio	150.1%	177.1%	173.8%	184.1%
Impact on net combined ratio
Net Unfavorable (Favorable) Prior Year Development	9.7%	56.7%	13.9%	67.3%
Catastrophes, net of reinsurance inclusive of reinstatement premium of $2.3 million	36.9%	5.9%	15.0%	2.8%
Write-off receivable from reinsurer	0.0%	0.0%	33.8%	0.0%
Underlying combined ratio	103.6%	114.5%	111.1%	114.0%

A copy of our Form 10-Q is available on our website at www.hallmarkgrp.com or on the SEC website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of our financial performance.

About Hallmark

Hallmark is a property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform.  With six insurance subsidiaries, Hallmark markets, underwrites and services commercial and personal insurance in select markets.  Hallmark is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Chris Kenney

Chief Executive Officer

817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($in thousands, except par value)	Sep. 30	Dec. 31
ASSETS	2023	2022
Investments:
Debt securities, available-for-sale, at fair value (amortized cost: $299,544 in 2023 and $434,119 in 2022; allowance for expected credit losses of $0 in 2023)	$267,684	$426,597
Equity securities (cost: $24,284 in 2023 and $30,058 in 2022)	19,759	28,199
Total investments	287,443	454,796
Cash and cash equivalents	75,667	59,133
Restricted cash	11,029	29,486
Ceded unearned premiums	30,881	237,086
Premiums receivable	54,393	78,355
Accounts receivable	2,384	10,859
Receivable from reinsurer	0	58,882
Receivable for securities	1,981	945
Reinsurance recoverable (net of allowance for expected credit losses of $200 in 2023)	591,936	578,424
Deferred policy acquisition costs	14,676	8
Federal income tax recoverable	86	2,668
Prepaid pension assets	277	163
Prepaid expenses	1,294	1,508
Other assets	20,875	24,389
Total Assets	$1,092,922	$1,536,702
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Liabilities:
Senior unsecured notes due 2029 (less unamortized debt issuance costs of $599 in 2023 and $648 in 2022)	$49,426	$49,352
Subordinated debt securities (less unamortized debt issuance costs of $666 in 2023 and $691 in 2022)	56,049	56,011
Reserves for unpaid losses and loss adjustment expenses	719,987	880,869
Unearned premiums	107,574	292,691
Reinsurance payable	76,362	128,950
Accounts payable and other liabilities	91,292	68,535
Total Liabilities	1,100,690	1,476,408
Commitments and contingencies
Stockholders’ equity:
Common stock, $1.00 par value, authorized 3,333,333 shares; issued 2,087,283 shares in 2023 and 2022	2,087	2,087
Additional paid-in capital	124,913	124,740
(Accumulated deficit) retained earnings	(105,454)	(33,407)
Accumulated other comprehensive loss	(4,680)	(8,492)
Treasury stock (268,801 shares in 2023 and 2022), at cost	(24,634)	(24,634)
Total Stockholders (Deficit) Equity	(7,768)	60,294
Total Liabilities & Stockholders (Deficit) Equity	$1,092,922	$1,536,702

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations	Three Months Ended		Year-to-Date
($in thousands, except per share amounts)	September 30,		September 30,
	2023	2022	2023	2022
Gross premiums written	$54,293	$52,520	$165,976	$167,857
Ceded premiums written	(10,555)	(15,902)	(35,982)	(52,532)
Net premiums written	43,738	36,618	129,994	115,325
Change in unearned premiums	(6,959)	(238)	(21,088)	(2,593)
Net premiums earned	36,779	36,380	108,906	112,732

Investment income, net of expenses	4,212	3,721	12,573	8,700
Investment gains (losses), net	144	(2,821)	(248)	(6,764)
Finance charges	836	937	2,347	2,900
Other income	(72)	15	62	45
Total revenues	41,899	38,232	123,640	117,613

Losses and loss adjustment expenses	39,473	49,141	105,989	161,168
Operating expenses	16,595	17,816	85,682	51,967
Interest expense	2,036	1,528	5,872	4,158
Amortization of intangible assets	0	7	0	21
Total expenses	58,104	68,492	197,543	217,314

Loss from continuing operations before tax	(16,205)	(30,260)	(73,903)	(99,701)
Income tax expense (benefit) from continuing operations	456	(1,007)	(211)	5,242
Net (loss) income from continuing operations	$(16,661)	$(29,253)	$(73,692)	$(104,943)

Discontinued operations:
Total pretax (loss) income from discontinued operations	$(4,847)	$2,801	$1,133	$10,573
Income tax expense on discontinued operations	—	1,701	—	6,419
(Loss) income (loss) from discontinued operations, net of tax	$(4,847)	$1,100	$1,133	$4,154

Net loss	$(21,508)	$(28,153)	$(72,559)	$(100,789)

Net (loss) basic income per share:
Net loss from continuing operations	$(9.16)	$(16.08)	$(40.53)	$(57.72)
Net (loss) income from discontinued operations	(2.67)	0.60	0.62	2.28
Basic net (loss) income per share	$(11.83)	$(15.48)	$(39.91)	$(55.44)

Net (loss) diluted income per share:
Net loss from continuing operations	$(9.16)	$(16.08)	$(40.53)	$(57.72)
Net (loss) income from discontinued operations	(2.67)	0.60	0.62	2.28
Diluted net (loss) income per share	$(11.83)	$(15.48)	$(39.91)	$(55.44)

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Sep. 30

	Commercial Lines Segment		Personal Lines Segment		Runoff Specialty Segment			Corporate		Consolidated
($ in thousands, unaudited)	2023	2022	2023	2022	2023		2022	2023	2022	2023	2022
Gross premiums written	$31,096	$34,557	$23,194	$15,638	$3		$2,325	$-	$-	$54,293	$52,520
Ceded premiums written	(10,461)	(15,801)	(105)	(76)	11		(25)	-	-	(10,555)	(15,902)
Net premiums written	20,635	18,756	23,089	15,562	14		2,300	-	-	43,738	36,618
Change in unearned premiums	617	(207)	(7,577)	38	1		(69)	-	-	(6,959)	(238)
Net premiums earned	21,252	18,549	15,512	15,600	15		2,231	-	-	36,779	36,380

Total revenues	21,271	18,574	16,343	16,529	(71)		2,229	4,356	900	41,899	38,232

Losses and loss adjustment expenses	26,070	14,484	11,826	14,735	1,577		19,922	-	-	39,473	49,141

Pre-tax (loss) income	$(13,654)	$(2,762)	$(773)	$(3,637)	$(2,041)		$(19,612)	$263	$(4,249)	$(16,205)	$(30,260)

Net loss ratio (1)	122.7%	78.1%	76.2%	94.5%	N/A	(2)	893.0%			107.3%	135.1%
Net expense ratio (1)	41.6%	37.9%	28.8%	30.3%	N/A	(2)	45.1%			42.8%	42.0%
Net combined ratio (1)	164.3%	116.0%	105.0%	124.8%	N/A	(2)	938.1%			150.1%	177.1%

Impact on net combined ratio
Net Unfavorable (Favorable) Prior Year Development	3.9%	1.6%	6.4%	11.6%	N/A	(2)	830.5%			9.7%	56.7%
Catastrophes, net of reinsurance including reinstatement premium	61.5%	10.9%	3.2%	0.8%	N/A	(2)	0.0%			36.9%	4.9%
Write-off receivable from reinsurer	0.0%	0.0%	0.0%	0.0%	N/A	(2)	0.0%			0.0%	0.0%
Underlying combined ratio (1)	98.9%	103.5%	95.4%	112.4%	N/A	(2)	107.6%			103.6%	115.5%

Net Unfavorable (Favorable) Prior Year Development	825	300	990	1,810	1,764		18,528	-	-	3,579	20,638

(1)

The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP.  The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio. The underlying combined ratio is the net combined ratio excluding the impact of net prior year reserve development and catastrophes and excluding the write-off of a receivable from reinsurer.

(2)	The Company’s Runoff Segment has reached a point of maturity that earned premium is minimal and renders any ratios no longer meaningful.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Year-to-Date Ended Sep. 30

	Commercial Lines Segment		Personal Lines Segment		Runoff Segment			Corporate		Consolidated
($in thousands, unaudited)	2023	2022	2023	2022	2023		2022	2023	2022	2023	2022
Gross premiums written	$113,733	$110,013	$51,919	$47,589	$324		$10,255	$—	$—	$165,976	$167,857
Ceded premiums written	(35,460)	(51,434)	(316)	(226)	(206)		(872)	—	—	(35,982)	(52,532)
Net premiums written	78,273	58,579	51,603	47,363	118		9,383	—	—	129,994	115,325
Change in unearned premiums	(12,239)	(3,584)	(8,859)	(350)	10		1,341	—	—	(21,088)	(2,593)
Net premiums earned	66,034	54,995	42,744	47,013	128		10,724	—	—	108,906	112,732

Total revenues	66,082	55,064	45,087	49,889	42		10,724	12,429	1,936	123,640	117,613

Losses and loss adjustment expenses	59,483	40,398	36,469	41,408	10,037		79,362	—	—	105,989	161,168

Pre-tax (loss) income	$(15,151)	$(4,261)	$(7,265)	$(7,989)	$(49,266)		$(73,929)	$(2,221)	$(13,522)	$(73,903)	$(99,701)

Net loss ratio (1)	90.1%	73.5%	85.3%	88.1%	N/A	(2)	740.0%			97.3%	143.0%
Net expense ratio (1)	32.9%	35.7%	31.8%	30.3%	N/A	(2)	40.3%			76.5%	41.1%
Net combined ratio (1)	123.0%	109.2%	117.1%	118.4%	N/A	(2)	780.3%			173.8%	184.1%

Impact on net combined ratio
Net Unfavorable (Favorable) Prior Year Development	2.4%	0.5%	9.3%	11.1%	N/A	(2)	656.1%			13.9%	67.3%
Catastrophes, net of reinsurance including reinstatement premium	23.4%	5.4%	2.1%	0.4%	N/A	(2)	0.0%			15.0%	2.8%
Write-off receivable from reinsurer	0.0%	0.0%	0.0%	0.0%	N/A	(2)	0.0%			33.8%	0.0%
Underlying combined ratio (1)	97.2%	103.3%	105.7%	106.9%	N/A	(2)	124.2%			111.1%	114.0%

Net Unfavorable (Favorable) Prior Year Development	1,594	250	3,982	5,218	9,603		70,365			15,179	75,833

(1)

The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP.  The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio. The underlying combined ratio is the net combined ratio excluding the impact of net prior year reserve development and catastrophes and excluding the write-off of a receivable from reinsurer.

(2)	The Company’s Runoff Segment has reached a point of maturity that earned premium is minimal and renders any ratios no longer meaningful.